EXHIBIT 99.1
Pacer International Reports First Quarter Results
DUBLIN Ohio, April 24, 2013 (BUSINESS WIRE)—Pacer International, Inc. (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, today reported financial results for the three-month period ended March 31, 2013.

FIRST QUARTER RESULTS

•	Earnings per share increased more than three fold in the first quarter of 2013 to $0.04;

•
Intermodal revenues declined $104.5 million as expected, primarily due to the implementation of the new cross border agreement with Union Pacific where we no longer collect and pass through the rail transportation costs to automotive intermediaries servicing the US-Mexico business. Logistics revenues decreased 13.9% to $52.6 million;

•
Intermodal cost of purchased transportation and services and direct operating expenses declined $105.7 million as expected, primarily due to the implementation of the new cross border agreement with Union Pacific;

•	Income from operations improved by $2.4 million. Intermodal income from operations improved by $1.6 million or 19.5% and the logistics loss from operations decreased by $0.4 million, or 12.5%;

•	Intermodal gross margin increased by $1.2 million and logistics gross margin decreased by $1.2 million;

•	Selling, general and administrative expenses decreased $2.1 million, or 6.6%;

•	Net income increased $1.6 million to $1.3 million;

•	Cash on hand at March 31, 2013 improved to $27.7 million primarily due to $10.6 million in cash provided by operating activities during the quarter.
(In millions, except for per share data)

Selected Financial Data
	2013	2012
	Q1	Q1
Revenue	$232.7	$345.9
Cost of purchased transportation and services	177.9	289.0
Gross margin	$31.9	$31.9
Gross margin %	13.7%	9.2%
SG&A	$29.8	$31.9
Income from operations	2.4	—
Net income (loss)	1.3	(0.3)
Earnings (loss) per share	$0.04	$(0.01)
“Results from operations improved versus 2012 in both the intermodal and logistics segments. Our 20% improvement in intermodal operating income reflects our focus on profitable network growth, holding the line on both operating and SG&A costs, and successfully operationalizing our new cross-border agreement with Union Pacific,” said Daniel W. Avramovich, Chairman and Chief Executive Officer.

A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth in this press release from financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the reconciliation schedules attached to this press release.

Certain reclassifications have been made to the 2012 quarterly operating expenses in order to conform to the 2013 presentation. The reclassifications had no impact on previously reported income. A tabular reconciliation detailing the reclassification amounts for 2012 is contained in the schedules attached to this press release.

2013 GUIDANCE
We are reconfirming our 2013 earnings per share guidance and expect earnings per share to range between $0.25 and $0.35. Now that we have operationalized our new cross-border agreement with the Union Pacific, we expect revenues in 2013 to range between $1.0 billion and $1.1 billion.
CONFERENCE CALL TODAY Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. EDT, today (Wednesday, April 24, 2013). To participate, please call five minutes early by dialing (800) 230-1059 (in USA) and ask for “Pacer International First Quarter Earnings Call.” International callers can dial (612) 234-9959.
An audio-only, simultaneous webcast of the live conference call can be accessed through the Investors link on the company’s website at www.pacer.com. For persons unable to participate in either the conference call or the webcast, a digitized replay will be available from April 24, 2013 at 7:30 p.m. EDT to May 24, 2013 at 11:59 p.m. EDT. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 286120. During such period, the replay also can be accessed through the Investors link on the company’s website at www.pacer.com
USE OF NON-GAAP FINANCIAL MEASURES: From time to time in press releases regarding quarterly earnings, presentations and other communications, we may provide financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP").
These measures include adjusted results for 2012 which exclude from revenues and costs of purchased transportation, the rail transportation costs in our wholesale intermodal auto business that we no longer collect and pass through to automotive intermediaries servicing the US-Mexico business. Adjusted results for each of the quarters for the year ended December 31, 2012 are set forth in the last table of this press release.
Management uses these non-GAAP measures in its analysis of the Company’s performance and regularly reports such information to our Board of Directors. Management believes that presentations of financial measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the operating results of our core businesses and allows investors, management and our Board to more easily compare operating results from period to period. However, the use of any such non-GAAP financial information should not be considered in isolation or as a substitute for revenues, net income or loss, operating income or loss, cash flows from operations or other income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or liquidity. These non-GAAP measures may not be comparable to those used by other companies.
ABOUT PACER INTERNATIONAL (www.pacer.com)
Pacer International, a leading asset-light North American freight transportation and logistics services provider, offers a broad array of services to facilitate the movement of freight from origin to destination through its intermodal and logistics operating segments. The intermodal segment offers container capacity, integrated local transportation services, and door-to-door intermodal shipment management. The logistics segment provides truck brokerage, warehousing and distribution, international freight forwarding, and supply-chain management services. For more information on Pacer International visit www.pacer.com.
SOURCE: Pacer International, Inc.

CERTAIN FORWARD-LOOKING STATEMENTS—This press release contains or may contain forward-looking statements, including earnings per share guidance for fiscal year 2013, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the current U.S. and global economic environment and the timing and strength of economic recovery in the U.S. and internationally; industry trends, including changes in the costs of services from rail, motor, ocean and air transportation providers; and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.
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INVESTOR CONTACT:
Pacer International, Inc.
Steve Markosky, 614-923-1703
VP, Investor Relations & Financial Planning & Analysis
steve.markosky@pacer.com
MEDIA CONTACT:
Princeton Partners
Erin Bijas
Senior Account Manager, Public Relations
(609) 452-8500 x118; 732-895-0792 (mobile)
ebijas@princetonpartners.com

Pacer International, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	March 31, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$27.7	$20.2
Accounts receivable, net	100.2	132.7
Prepaid expenses and other	14.1	9.4
Deferred income taxes	2.6	2.4
Total current assets	144.6	164.7
Property and equipment
Property and equipment, cost	103.4	108.8
Accumulated depreciation	(56.0)	(62.0)
Property and equipment, net	47.4	46.8
Other assets
Deferred income taxes	11.4	12.6
Other assets	9.6	9.9
Total other assets	21.0	22.5
Total assets	$213.0	$234.0
Liabilities & Equity
Current liabilities
Accounts payable and other accrued liabilities	$90.6	$112.5
Long-term liabilities
Other	1.1	1.3
Total liabilities	91.7	113.8
Stockholders’ equity
Common stock	0.4	0.4
Additional paid-in capital	305.8	305.7
Accumulated deficit	(184.6)	(185.9)
Accumulated other comprehensive loss	(0.3)	—
Total stockholders’ equity	121.3	120.2
Total liabilities and stockholders’ equity	$213.0	$234.0

Pacer International, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in millions, except share and per share data)

	Three Months Ended
	March 31, 2013	March 31, 2012
Revenues	$232.7	$345.9
Operating expenses:
Cost of purchased transportation and services	177.9	289.0
Direct operating expenses	22.9	25.0
Selling, general and administrative expenses	29.8	31.9
Other income	(0.3)	—
Total operating expenses	230.3	345.9
Income from operations	2.4	—
Interest expense	(0.3)	(0.5)
Income (loss) before income taxes	2.1	(0.5)
Income tax benefit (expense)	(0.8)	0.2
Net income (loss)	$1.3	$(0.3)
Earnings (loss) per share:
Basic:
Earnings (loss) per share	$0.04	$(0.01)
Weighted average shares outstanding	35,155,082	34,995,976
Diluted:
Earnings (loss) per share	$0.04	$(0.01)
Weighted average shares outstanding	35,488,704	34,995,976

Pacer International, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended
	March 31, 2013	March 31, 2012
Cash flows from operating activities
Net income (loss)	$1.3	$(0.3)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2.1	1.8
Amortization of deferred gain on sale lease-back transactions	(0.2)	(0.2)
Deferred taxes	0.8	(0.3)
Stock based compensation expense	0.6	0.7
Change in operating assets and liabilities
Accounts receivable, net	32.5	(10.4)
Prepaid expenses and other	(0.2)	(0.4)
Accounts payable and other accrued liabilities	(26.2)	6.4
Other assets	0.3	0.1
Other liabilities	(0.4)	(0.5)
Net cash provided by (used in) operating activities	10.6	(3.1)
Cash flows used in investing activities
Capital expenditures	(2.8)	(3.4)
Purchase of railcar assets	—	(26.5)
Net proceeds from sale lease-back transaction	—	28.2
Net cash used in investing activities	(2.8)	(1.7)
Cash flows used in financing activities
Withholding tax paid upon vesting of restricted and performance stock units	(0.3)	(0.1)
Net cash used in financing activities	(0.3)	(0.1)
Net increase (decrease) in cash and cash equivalents	7.5	(4.9)
Cash and cash equivalents at beginning of period	20.2	24.0
Cash and cash equivalents at end of period	$27.7	$19.1

Pacer International, Inc.
Unaudited Results by Segment
(in millions)

	Three Months Ended March 31,
	2013	2012	Change	% Change
Revenues
Intermodal	$180.4	$284.9	$(104.5)	(36.7)%
Logistics	52.6	61.1	(8.5)	(13.9)
Inter-segment elimination	(0.3)	(0.1)	(0.2)	N/M
Total	232.7	345.9	(113.2)	(32.7)
Cost of purchased transportation and services and direct operating expenses 1/
Intermodal	155.1	260.8	(105.7)	(40.5)
Logistics	46.0	53.3	(7.3)	(13.7)
Inter-segment elimination	(0.3)	(0.1)	(0.2)	N/M
Total	200.8	314.0	(113.2)	(36.1)
Gross margin
Intermodal	25.3	24.1	1.2	5.0
Logistics	6.6	7.8	(1.2)	(15.4)
Total	$31.9	$31.9	$—	—
Gross margin percentage
Intermodal	14.0%	8.5%	5.5%
Logistics	12.5	12.8	(0.3)
Total	13.7%	9.2%	4.5%
Selling, general & administrative expenses
Intermodal	$15.5	$15.9	$(0.4)	(2.5)
Logistics	9.7	11.0	(1.3)	(11.8)
Corporate	4.6	5.0	(0.4)	(8.0)
Total	29.8	31.9	(2.1)	(6.6)
Other income
Intermodal	—	—	—	—
Logistics	(0.3)	—	(0.3)	N/M
Total	(0.3)	—	(0.3)	N/M
Income (loss) from operations
Intermodal	9.8	8.2	1.6	19.5
Logistics	(2.8)	(3.2)	0.4	12.5
Corporate	(4.6)	(5.0)	0.4	8.0
Total	2.4	—	2.4	N/M
Interest expense	(0.3)	(0.5)	0.2	40.0%
Income tax	(0.8)	0.2	(1.0)	N/M
Net income	$1.3	$(0.3)	$1.6	N/M

1/	Direct operating expenses are only incurred in the intermodal segment

Reclassifications of 2012 Quarterly Results to Conform to 2013 Presentation
For the Three Months Ended March 31, 2012
(in millions)

	Three Months Ended March 31, 2012
	As Originally Reported	Reclassification Amount 1/	As Reclassified
Cost of purchased transportation and services	$285.8	$3.2	$289.0
Direct operating expenses	22.3	2.7	25.0
Selling, general and administrative expenses	36.0	(4.1)	31.9
Depreciation and amortization	$1.8	$(1.8)	$—

	Three Months Ended March 31, 2012
	As Originally Reported	Reclassification Amount 1/	As Reclassified
Gross margin
Intermodal	$26.8	$(2.7)	$24.1
Logistics	11.0	(3.2)	7.8
Total	$37.8	$(5.9)	$31.9
Gross margin percentage
Intermodal	9.4%		8.5%
Logistics	18.0		12.8
Total	10.9%		9.2%

1/
Certain reclassifications have been made to the 2012 quarterly operating expenses in order to conform to the 2013 presentation.  The reclassifications had no impact on previously reported income.  Specifically, Pacer reclassified certain expenses from selling, general and administrative to costs of purchased transportation and services and direct operating expenses.  Pacer also reclassified depreciation and amortization as direct operating expenses and selling, general and administrative expenses.

Reconciliation of GAAP Results to Adjusted Results
For the Three Months Ended March 31, 2013 and 2012
(in millions)

	Quarter Ended March 31, 2013	Quarter Ended March 31, 2012					Adjusted	% Adjusted
	GAAP	GAAP				Adjusted	Variance	Variance
	Results	Results		Adjustments		Results	2013 vs 2012	2013 vs 2012
Total revenues	$232.7	$345.9		$(94.2)	2/	$251.7	$(19.0)	(7.5)%
Total cost of purchased transportation	177.9	289.0	1/	(94.2)	2/	194.8	(16.9)	(8.7)
Total net revenue	$54.8	$56.9		$—		$56.9	$(2.1)	(3.7)
Total gross margin percentage	13.7%	9.2%	1/			12.7%	1.0%

Intermodal revenues	$180.4	$284.9		$(94.2)	2/	$190.7	$(10.3)	(5.4)
Intermodal cost of purchased transportation	132.2	235.8	1/	(94.2)	2/	141.6	(9.4)	(6.6)
Intermodal net revenue	$48.2	$49.1		$—		$49.1	$(0.9)	(1.8)%
Intermodal gross margin percentage	14.0%	8.5%	1/			12.6%	1.4%

1/	GAAP results are after reclassification of certain selling, general and administrative expenses to cost of purchased transportation.
2/
Effective January 1, 2013 we now act as Union Pacific's network manager for US-Mexico cross-border shipments. We are compensated on a fee basis for such services and these fees are recorded as revenues in 2013. We no longer collect and pass through the rail transportation costs to automotive intermediaries servicing the US-Mexico business. Accordingly, adjustments were made to exclude these costs from revenues and cost of purchased transportation to present 2012 on a net basis.

Reconciliation of GAAP Results to Adjusted Results
(in millions)

	Three Months Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
GAAP RESULTS
Total
Revenues	$345.9	$368.3	$348.9	$351.9
Gross margin percentage 1/	9.2%	8.8%	9.1%	10.2%
Intermodal
Revenues	$284.9	$306.8	$291.0	$296.9
Gross margin percentage 1/	8.5%	8.1%	8.5%	9.7%

ADJUSTED RESULTS 2/
Total
Revenues	$251.7	$270.5	$253.0	$252.5
Gross margin percentage	12.7%	12.0%	12.5%	14.2%
Intermodal
Revenues	$190.7	$209.0	$195.1	$197.5
Gross margin percentage	12.6%	11.9%	12.6%	14.6%

1/	GAAP results are after reclassification of certain selling, general and administrative expenses to cost of purchased transportation.
2/
Effective January 1, 2013 we now act as Union Pacific's network manager for US-Mexico cross-border shipments. We are compensated on a fee basis for such services and these fees are recorded as revenues in 2013. We no longer collect and pass through the rail transportation costs to automotive intermediaries servicing the US-Mexico business. Accordingly, adjustments were made to exclude these costs from revenues and cost of purchased transportation to present 2012 on a net basis.

These passed through costs excluded from revenues and cost of purchased transportation were $94.2 million, $97.8 million, $95.9 million and $99.4 million for the three months ended March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, respectively.